Exhibit 99.1

CIDARA THERAPEUTICS ANNOUNCES PRICING OF CONCURRENT PUBLIC OFFERINGS OF COMMON STOCK AND PREFERRED STOCK

SAN DIEGO, October 8, 2021 (GLOBE NEWSWIRE) — Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases, today announced the pricing of concurrent but separate underwritten public offerings of 14,838,706 shares of its common stock at a price to the public of $1.55 per share and 774,194 shares of its Series X Convertible Preferred Stock at a price to the public of $15.50 per share. The gross proceeds to Cidara from these offerings, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be $35.0 million.

In addition, with respect to the common stock offering, Cidara has granted the underwriters a 30-day option to purchase up to an additional 2,225,805 shares of its common stock at the public offering price of $1.55 per share less underwriting discounts and commissions. The offerings are expected to close on or about October 13, 2021, subject to satisfaction of customary closing conditions. The closing of each offering is not contingent upon the closing of the other.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for each offering. Wedbush Securities is acting as the lead manager. Needham & Company, LLC, Maxim Group LLC and Aegis Capital Corp. are acting as co-managers.

The securities described above are being offered by Cidara pursuant to a shelf registration statement, which has been declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus and prospectus supplements. Preliminary prospectus supplements and the accompanying prospectus relating to the offerings have been filed with the SEC and are available for free on the SEC’s website at http://www.sec.gov. Final prospectus supplements and the accompanying prospectus relating to the offerings will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplements and the accompanying prospectus relating to these offerings, when available, may be obtained from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 4th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cidara Therapeutics

Cidara is developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases. The Company’s portfolio is comprised of new approaches aimed at transforming existing treatment and prevention paradigms, first with its lead Phase 3 antifungal candidate, rezafungin, in addition to drug-Fc conjugates (DFCs) targeting viral and oncology diseases from Cidara’s proprietary Cloudbreak® platform. Cidara is headquartered in San Diego, California.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Cidara’s expectations regarding the timing and completion of its public offerings. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offerings, as well as risks and uncertainties associated with Cidara’s business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the prospectus supplements related to the public offerings that will be filed with the SEC and in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently filed with the SEC. There can be no assurances that Cidara will be able to complete either or both of the proposed offerings on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Cidara undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

INVESTOR CONTACT:

Brian Ritchie

LifeSci Advisors

(212) 915-2578

britchie@lifesciadvisors.com

MEDIA CONTACT:

Karen O’Shea

LifeSci Public Relations

koshea@lifescipublicrelations.com